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                                                                Exhibit No. 99.5

                            Offer For All Outstanding
                              7 5/8% Notes Due 2011
                                 In Exchange For
                              7 5/8% Notes Due 2011
                       Of Carpenter Technology Corporation
                        Which Have Been Registered Under
                           The Securities Act Of 1933,
                                   As Amended

To Our Clients:

         Enclosed for your consideration is a Prospectus, dated            ,
2001 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Carpenter Technology Corporation (the "Company") to exchange its 7 5/8% Notes due 2011, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 7 5/8% Notes Due 2011 (the "Existing Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated August 13, 2001, by and among the Company, J.P. Morgan Securities Inc. and Credit Suisse First Boston Corporation.

         This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on        , 2001, unless extended by the Company
(the "Expiration Date"). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

         1.  The Exchange Offer is for any and all Existing Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer".

         3. Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

         4.  The Exchange Offer expires at 5:00 p.m., New York City time,
on         , 2001, unless extended by the Company.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Carpenter Technology Corporation with respect to its Existing Notes.

         This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Existing Notes held by you for any account as indicated below:

                                   Aggregate Principal Amount of Existing Notes
                                   --------------------------------------------

7 5/8% Notes Due 2011......

[_]  Please do not tender any
     Existing Notes held by you
     for my account.

Dated: __________________, 2001


                                 _______________________________________________
                                                    Signature(s)


                                 _______________________________________________
                                 _______________________________________________
                                             Please print name(s) here

                                 _______________________________________________
                                 _______________________________________________
                                                    Address(es)


                                 _______________________________________________
                                           Area Code and Telephone Number


                                 _______________________________________________
                                 Tax Identification or Social Security Number(s)


         None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.